Exhibit 4.1
LLC INTERESTSLLC INTERESTS MIC- 1001 MACQUARIE INFRASTRUCTURE COMPANY LLC
CUSIP 55608B 10 5
SEE REVERSE FOR
CREATED UNDER THE LAWS OF THE STATE OF DELAWARECERTAIN DEFINITIONS
FULLY PAID AND NON-ASSESSABLE LIMITED LIABILITY COMPANY INTERESTS MACQUARIE INFRASTRUCTURE COMPANY LLC transferable on the books of the Company by said owner in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Each LLC Interest evidenced by this Certificate represents one Limited Liability Company Interest in the Company. Each LLC Interest has such relative rights and preferences as are set forth in the Third Amended and Restated Operating Agreement of the Company, as amended from time to time. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officer.
COUNTERSIGNED AND REGISTERED: THE BANK OF NEW YORK TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE
CHIEF EXECUTIVE OFFICER

MACQUARIE INFRASTRUCTURE COMPANY LLC The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM – as tenants in common TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right –of survivorship and not as tenants in common
UNIF GIFT MIN ACT–Custodian (Cust)(Minor) under Uniform Gifts to Minors Act (State) UNIF TRF MIN ACT–Custodian (until age) (Cust) under Uniform Transfers (Minor) to Minors Act (State) Additional abbreviations may also be used though not in the above list.
For Value received,hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) LLC Interests represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said LLC Interests on the books of the within named Company with full power of substitution in the premises. DatedX X NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURES GUARANTEED: By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.